UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2009

CHINO COMMERCIAL BANCORP (Exact name of registrant as specified in its charter)

CA	000-52098	20-4797048
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

14345 Pipeline Avenue
Chino, California		91710
Address of Principal Executive Offices		Zip Code

(909) 393-8880 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 19, 2008 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1.

Press release dated January 19, 2009

For Immediate Release January 19, 2009 OTC BB: “CCBC”

CHINO COMMERCIAL BANCORP REPORTS YEAR END RESULTS.

     Chino, California… The Board of Directors of Chino Commercial Bancorp, the parent company of Chino Commercial Bank NA, announced the results of operations for the Bank and the consolidated holding company for the three and twelve months ended December 31, 2008. For the full year ended December 31, 2008 the company posted a consolidated net income of $308,948 a reduction from net income of $742,609 for 2007. Net income per basic share for the year ended December 31, 2008 was $0.44 as compared to $1.02 per share for the year ended December 31, 2007 or a reduction of 56.9% . Net income per fully diluted share was $0.41 as compared to $0.94 per diluted share for fiscal year 2007.

     Net income for the fourth quarter ended December 31, 2008 was $45,936 or $0.06 per diluted share, as compared to $130,144 or $0.17 per diluted share for the fourth quarter of 2007.

     Dann H. Bowman, President and Chief Executive Officer stated, “Despite lower net earnings in 2008, we are very pleased with the current condition of the Bank and its prospects for the next year. During 2008 the Bank made significant provisions to Loan Loss Reserve which reduced earnings; however, at year-end the Bank had no delinquent loans, and continues to be in a strong financial condition.

     In part, because of the solid financial condition of the Bank and its low number of problem loans, the Board of Directors chose not to apply for Government support through the TARP program. The Bank currently has significant capacity to make new loans and serve the needs of its customers, so taking TARP money would be using taxpayer resources that could be used elsewhere.

     Looking forward, we are optimistic about 2009 and beyond. The financial condition of the Bank is strong, and loan quality is good; and we see many opportunities for growth and expansion over the next several years.”

Financial Condition

     Total deposits increased by 0.9% to $71.0 million at December 31, 2008 a slight increase from $70.4 million at December 31, 2007. Although we experienced a decrease in core deposits of 3.4%, from $68.2 million at December 31, 2007 to $65.9 million at December 31, 2008, our core deposits to total deposits remains very favorable at 92.9% .

     At December 31, 2008, total assets were $83.4 million, a increase of $3.4 million or 4.3% from December 31, 2007.

     Gross loans declined to $49.8 million at December 31, 2008 from $53.2 million at December 31, 2007 or a decrease of 6.4%, while total investments increased to $24.5 million from $11.3 million at December 31, 2007, a 116.2% increase.

Earnings

     The Company posted net interest income of $3,425,701 for the year ended December 31, 2008 as compared to $4,170,211 for the year ended December 31, 2007. Average interest-earning assets were $68.3 million with average interest-bearing liabilities of $34.0 million yielding a net interest margin of 5.02% for the year ended December 31, 2008 as compared to average interest-bearing assets of $75.4 million with average interest-bearing liabilities of $31.6 million yielding a net interest margin of 5.53% for the year ended December 31, 2007. The 51 basis points decrease in the net interest margin was primarily a result of the higher average balances in interest-bearing liabilities and the effect of downward re-pricing of the benchmark for Federal funds rate and related Prime rate.

     The Bank posted net interest income of $799,650 for the three months ended December 31, 2008 as compared to $960,846 for the three months ended December 31, 2007. Average interest-earning assets were $71.4 million with average interest-bearing liabilities of $39.1 million yielding a net interest margin of 4.46% for the fourth quarter of 2008 as compared to average interest-bearing assets of $71.8 million with average interest-bearing liabilities of $34.9 million yielding a net interest margin of 5.31% for the three months ended December 31, 2007.

     Non-interest income totaled $1,092,529 or an increase of 16.8% from $935,103 earned during the year ended December 31, 2007. Service charges on deposit accounts increased 18.5% to $950,257 due to higher volume of returned items activity.

     Non-interest income for the quarter ended December 31, 2008 totaled $273,276 or a 14.9% increase from the fourth quarter of 2007. Service charges on deposit accounts similarly increased 17.3% to $241,512 due to increased of overdraft and return item charges.

     General and administrative expenses were $879,843 for the three months ended December 31, 2008 or a decrease of 2.0% as compared to $897,515 for the three months ended December 31, 2007. General and administrative expenses were $3,573,902 for the year ended December 31, 2008 as compared to $3,714,375 for the year ended December 31, 2007. The largest component of general and administrative expenses was salary and benefits expense which totaled $479,931 for the three months ended December 31, 2008 as compared to $464,190 for the three months ended December 31, 2007. Salary and benefits expense were $1,924,635 for the year ended December 31, 2008 as compared to $1,904,215 for the year ended December 31, 2007. The increase in Salaries and benefits expenses for the year was reflective of salary increases, incentive compensation, and the increase in retirement plan accruals.

     The consolidated Company’s income tax expense was $37,149 for the three months ended December 31, 2008 as compared to $97,837 for the three months ended December 31, 2007. Income tax expenses were $163,842 for the year ended December 31, 2008 as compared to $468,909 for the year ended December 31, 2007. The effective income tax rate for 2008 and 2007 was approximately 35% and 39%, respectively.

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about the Bank’s plans, objectives, management’s expectations, intentions, relationships, opportunities, and technology and market condition statements. When used in these presentations, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,”

“estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed in Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2007, which include: changes in general business and economic conditions may significantly affect the Bank’s earnings; changes in level of market interest rates; changes in credit risks of lending activities and competitive factors; effective income tax rates, relationships with major customers, extent and timing of legislative and regulatory actions and reforms. The Bank is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

     Contact: Dann H. Bowman, President and CEO or Sandra F. Pender, Senior Vice President and CFO, Chino Commercial Bank, N.A., 14345 Pipeline Avenue, Chino, Ca. 91710, (909) 393-8880.

CHINO COMMERCIAL BANCORP
CONSOLIDATED BALANCE SHEET
December 31, 2008 and December 31, 2007

	December 31, 2008	December 31, 2007
	(unaudited)	(audited)
ASSETS:
Cash and due from banks	$3,877,897	$3,487,933
Federal funds sold	0	7,440,000
Cash and cash equivalents	3,877,897	10,927,933

Interest-bearing deposits in other banks	12,498,000	99,000

Investment securities available for sale	8,791,651	7,339,354
Investment securities held to maturity (fair value approximates
$3,186,000 at December 31, 2008 and $3,880,000 at December 31, 2007)	3,167,401	3,873,251
Total investments	24,457,052	11,311,605
Loans
Construction	820,888	2,606,750
Real estate	38,206,584	39,726,301
Commercial	10,194,759	10,062,969
Installment	543,937	790,535
Gross loans	49,766,168	53,186,555
Unearned fees and discounts	(77,542)	(87,389)
Loans net of unearned fees and discount	49,688,626	53,099,166
Allowance for loan losses	(702,409)	(725,211)
Net loans	48,986,217	52,373,955

Accrued interest receivable	313,428	326,990
Restricted stock	677,650	654,250
Fixed assets, net	1,980,476	2,085,203
Other real estate	653,131	0
Prepaid & other assets	2,447,295	2,268,909
Total assets	$83,393,146	$79,948,845

LIABILITIES:
Deposits
Non-interest bearing	$32,600,750	$42,270,696
Interest Bearing
NOW and money market	28,434,407	22,711,556
Savings	1,064,668	1,202,965
Time deposits less than $100,000	3,842,310	2,054,915
Time deposits of $100,000 or greater	5,055,617	2,156,778
Total deposits	70,997,752	70,396,910

Accrued interest payable	56,061	63,962
Borrowings from Federal Home Loan Bank	2,400,000	0
Accrued expenses & other payables	665,580	509,389
Subordinated debentures	3,093,000	3,093,000
Total liabilities	77,212,393	74,063,261
STOCKHOLDERS' EQUITY
Common stock, authorized 10,000,000 shares with no par value, issued and outstanding 708,420 shares and 704,278 shares at December 31,
2008 and December 31, 2007, respectively.	2,599,673	2,639,462
Retained earnings	3,552,105	3,249,982
Accumulated other comprehensive loss	28,975	(3,860)
Total equity	6,180,753	5,885,584
Total liabilities & stockholders' equity	$83,393,146	$79,948,845

	CHINO COMMERCIAL BANCORP
	CONSOLIDATED STATEMENTS OF INCOME
	(unaudited)

	For the three months ended		For the year ended
	December 31		December 31
	2008	2007	2008	2007
Interest income
Investment securities and due from banks	$148,104	$135,202	$489,168	$632,016
Interest on Federal funds sold	15,868	69,497	82,700	450,192
Interest and fee income on loans	907,322	1,050,301	3,827,135	4,064,036
Total interest income	1,071,294	1,255,000	4,399,003	5,146,244
Interest expense
Deposits	220,527	242,991	768,324	771,083
Interest on Federal funds purchased	89	0	1,063	0
Interest on FHLB borrowings	65	0	65	0
Other borrowings	50,963	51,163	203,850	204,950
Total interest expense	271,644	294,154	973,302	976,033
Net interest income	799,650	960,846	3,425,701	4,170,211
Provision for loan losses	109,998	73,218	471,538	179,421
Net interest income after
provision for loan losses	689,652	887,628	2,954,163	3,990,790
Non-interest income
Service charges on deposit accounts	241,512	205,887	950,257	801,746
Other miscellaneous fee income	8,843	7,415	35,974	33,824
Dividend income from restricted stock	6,920	9,105	43,381	37,257
Income from bank owned life insurance	16,001	15,461	62,917	62,276
Total non-interest income	273,276	237,868	1,092,529	935,103
General and administrative expenses
Salaries and employee benefits	479,931	464,190	1,924,635	1,904,215
Occupancy and equipment	84,070	82,587	345,982	340,032
Data and item processing	77,439	87,451	323,164	331,385
Advertising and marketing	15,778	39,776	76,282	152,984
Legal and professional fees	46,301	44,954	191,064	207,019
Regulatory Assessments	23,609	22,437	86,946	91,717
Insurance	7,746	8,048	31,639	30,734
Directors' fees and expenses	19,657	19,401	77,375	79,034
Other expenses	125,312	128,671	516,815	577,255
Total general & administrative expenses	879,843	897,515	3,573,902	3,714,375
Income before income tax expense	83,085	227,981	472,790	1,211,518
Income tax expense	37,149	97,837	163,842	468,909
Net income	$45,936	$130,144	$308,948	$742,609
Basic earnings per share	$0.07	$0.18	$0.44	$1.02
Diluted earnings per share	$0.06	$0.17	$0.41	$0.94

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2009

By: /s/ Sandra F. Pender Sandra F. Pender Senior Vice President and Chief Financial Officer